Exhibit 8.1

May 12, 2022

Board of Trustees
Whitestone REIT
2600 South Gessner Road, Suite 500
Houston, Texas 77063

Re: Tax Status of Whitestone REIT

Ladies and Gentlemen:

    We have acted as United States federal income tax counsel to Whitestone REIT, a Maryland real estate investment trust (the “Company”) in connection with the preparation and filing of its registration statement on Form S-3 (the “Registration Statement”), filed with the Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “Securities Act”), relating to the proposed public offering of up to $750,000,000 in aggregate amount of one or more series of the following securities of the Company: (i) common shares of beneficial interest, par value $0.001 per share (the “Common Shares”); (ii) preferred shares of beneficial interest, par value $0.001 per share (the “Preferred Shares”); (iii) depositary receipts representing fractional interests in shares of Preferred Shares (the “Depositary Shares”); and (iv) subscription rights to purchase Common Shares, Preferred Shares and Depositary Shares, all of which may be offered and sold by the Company from time to time on a delayed or continuous basis in accordance with Rule 415 promulgated under the Securities Act, as set forth in the prospectus which forms a part of the Registration Statement, and as to be set forth in one or more supplements to the prospectus. Capitalized terms used but not otherwise defined in this opinion shall have the same definitions set forth in the Registration Statement.

    You have requested our opinion as to certain U.S. federal income tax matters regarding the Company. Although you may disclose to any and all persons, without limitation of any kind, the U.S. federal tax treatment and U.S. federal tax structure of the Company and all materials of any kind that were provided to you by us relating to such tax treatment and tax structure, this opinion is intended solely for your benefit. You may not authorize any other person or entity to rely on this opinion, or otherwise make this opinion available for the benefit of any other person or entity, without our prior written consent.

    In our capacity as counsel to the Company and for purposes of rendering this opinion, we have examined and relied, with your consent, upon the following (without limitation): (i) the Registration Statement; and (ii) a certificate executed by duly appointed officers of the Company dated as of the date hereof (the “Officer’s Certificate”) setting forth certain factual representations. In addition, we have examined such other documents as we have considered relevant to our analysis. In our examination of such documents, we have assumed the authenticity of original documents, the accuracy of copies, the genuineness of signatures, and the legal capacity of signatories. We have also assumed that all parties to such documents have acted, and will act, in accordance with the terms of such documents.

    Our opinion is based on (a) our understanding of the facts as represented to us in the Officer’s Certificate and (b) the assumption, with your consent, that (i) the Company and its subsidiaries have valid legal existences under the laws of the states in which they were formed

Whitestone REIT
May 12, 2022

and have operated in accordance with the laws of such states, (ii) the Company is operated, and will continue to be operated, in the manner described in the Officer’s Certificate, (iii) the facts contained in the Registration Statement are true and complete in all material respects, (iv) all representations of fact contained in the Officer’s Certificate are true and complete and (v) any representation of fact in the Officer’s Certificate that is made “to the knowledge of” or similarly qualified is correct without such qualification. While we have made such inquiries and investigations as we have deemed necessary, we have not undertaken an independent inquiry into or verification of all such facts either in the course of our representation of the Company or for the purpose of rendering this opinion. While we have reviewed all representations made to us to determine their reasonableness, and nothing has come to our attention that would cause us to question the accuracy of such representations, we have no assurance that they are or will ultimately prove to be accurate.

    The tax consequences addressed herein depend upon the actual occurrence of events in the future, which events may or may not be consistent with any representations made to us for purposes of this opinion. In particular, the qualification and taxation of the Company as a real estate investment trust (“REIT”) for U.S. federal income tax purposes depends upon the Company’s ability to meet on a continuing basis certain distribution levels, diversity of stock ownership, and the various qualification tests imposed by the Internal Revenue Code of 1986, as amended (the “Code”). To the extent that the facts differ from those represented to or assumed by us herein, out opinion should not be relied upon.

    Based upon and subject to the foregoing and to the other qualifications, assumptions, representations and limitations included herein, we are of the opinion that:

1.The Company has been organized and has operated in conformity with the requirements for qualification and taxation as a REIT pursuant to Sections 856 through 860 of the Code for its taxable year ended December 31, 2021, and the Company’s organization and current and proposed method of operation will enable it to continue to qualify for taxation as a REIT for its taxable year ending December 31, 2022 and in the future.

2.The statements contained in the Registration Statement under the caption “Certain Material U.S. Federal Income Tax Considerations” insofar as such statements constitute matters of law or legal conclusions are correct in all material respects.

    Our opinion expressed herein is given as of the date hereof and is based upon the Code, the U.S. treasury regulations promulgated thereunder, current administrative positions of the U.S. Internal Revenue Service (the “IRS”), and existing judicial decisions, any of which could be changed at any time, possibly on a retroactive basis. Any such changes could adversely affect the opinion rendered herein. In addition, as noted above, our opinion is based solely on the documents that we have examined, the additional information that we have obtained, and the representations that have been made to us, and cannot be relied upon if any of the facts contained in such documents or in such additional information is inaccurate or if any of the representations made to us is inaccurate. We are not aware, however, of any facts or circumstances contrary to or inconsistent with the information, assumptions, and representations upon which we have relied for purposes of this opinion. Our opinion is not binding on the IRS or any court. Accordingly, no complete assurance can be given that the IRS will not challenge our opinion or that a court will not agree with the IRS.

    We undertake no obligation to update this opinion or to ascertain after the date hereof whether circumstances occurring after such date may affect the conclusions set forth herein. We express no opinion as to matters governed by any laws other than the Code, the Treasury

Whitestone REIT
May 12, 2022

Regulations, published administrative announcements and rulings of the IRS, and court decisions. Furthermore, we note that we did not represent the Company prior to May 2021.

    Our opinion is limited to the tax matters specifically covered herein, and we have not been asked to address, nor have we addressed, any other tax consequences to the Company or any other person.

This opinion is furnished to you solely for use in connection with the Registration Statement. We hereby consent to the filing of this opinion as an exhibit to a Current Report on Form 8-K of the Company and to such Registration Statement. We also consent to the reference to our firm name wherever appearing in the Registration Statement. In giving this consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the SEC thereunder, nor do we thereby admit that we are experts with respect to any part of the Registration Statement within the meaning of the term “experts” as used in the Securities Act or the rules and regulations of the SEC promulgated thereunder.

                                Very Truly Yours,

                                /s/ King & Spalding LLP